As filed with the Securities and Exchange Commission on April 30, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connaught House, 1st Floor 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Horizon Therapeutics Public Limited Company Amended and Restated 2020 Equity Incentive Plan

(Full title of the plan)

Timothy P. Walbert

Chairman, President and Chief Executive Officer

Horizon Therapeutics plc

c/o Horizon Therapeutics USA, Inc.

1 Horizon Way

Deerfield, Illinois 60015

(224) 383-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynda Kay Chandler, Esq.

Sean M. Clayton, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Horizon Therapeutics Public Limited Company Amended and Restated 2020 Equity Incentive Plan Ordinary Shares, nominal value $0.0001 per share	7,000,000 shares	$94.18	$659,260,000.00	$71,925.27

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional ordinary shares of the Registrant (the “Ordinary Shares”) that become issuable under the Horizon Therapeutics Public Limited Company Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Ordinary Shares.

(2)

Consists of 7,000,000 additional Ordinary Shares available for issuance under the 2020 Plan pursuant to an amendment to the 2020 Plan approved by the Registrant’s shareholders on April 29, 2021. Ordinary Shares issuable under the 2020 Plan were previously registered on a Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on May 1, 2020 (File No. 333-237978).

(3)

This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Ordinary Shares on April 29, 2021, as reported on The Nasdaq Global Select Market.

REGISTRATION OF ADDITIONAL SECURITIES

Horizon Therapeutics Public Limited Company (the “Registrant”) has prepared this Registration Statement on Form S-8 (this “S-8 Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 7,000,000 additional ordinary shares of the Registrant (the “Ordinary Shares”) issuable under the Horizon Therapeutics Public Limited Company Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”), pursuant to an increase in the number of Ordinary Shares reserved for issuance under the 2020 Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

This S-8 Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same benefit plan is effective.

The Registrant’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission on May 1, 2020 (File No. 333-237978) is incorporated by reference in this S-8 Registration Statement pursuant to General Instruction E to Form S-8.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

3.1	Memorandum and Articles of Association of Horizon Therapeutics Public Limited Company, as amended (incorporated by reference to Exhibit 3.1 to Horizon Therapeutics Public Limited Company’s Quarterly Report on Form 10-Q, filed on May 8, 2019).

4.1	Reference is made to Exhibit 3.1.

5.1	Opinion of Matheson.

23.1	Consent of Matheson. Reference is made to Exhibit 5.1.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1

Horizon Therapeutics Public Limited Company Amended and Restated 2020 Equity Incentive Plan and Form of Option Agreement, Form of Stock Option Grant Notice, Forms of Restricted Stock Unit Agreement and Forms of Restricted Stock Unit Grant Notice thereunder (incorporated by reference to Exhibit 99.1 to Horizon Therapeutics Public Limited Company’s Current Report on Form 8-K, filed on April 30, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on April 30, 2021.

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

By:	/s/ Timothy P. Walbert
Timothy P. Walbert
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy P. Walbert and Paul W. Hoelscher, and each of them, as his or her true and lawful attorney-in-fact and agent, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy P. Walbert Timothy P. Walbert	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 30, 2021

/s/ Paul W. Hoelscher Paul W. Hoelscher	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 30, 2021

/s/ Miles W. McHugh Miles W. McHugh	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 30, 2021

/s/ William F. Daniel William F. Daniel	Director	April 30, 2021

/s/ Michael Grey Michael Grey	Director	April 30, 2021

/s/ Jeff Himawan, Ph.D. Jeff Himawan, Ph.D.	Director	April 30, 2021

/s/ Susan Mahony, Ph.D. Susan Mahony, Ph.D.	Director	April 30, 2021

/s/ Gino Santini Gino Santini	Director	April 30, 2021

/s/ James Shannon, M.D. James Shannon, M.D.	Director	April 30, 2021

/s/ H. Thomas Watkins H. Thomas Watkins	Director	April 30, 2021

/s/ Pascale Witz Pascale Witz	Director	April 30, 2021